WEBSITE DEVELOPMENT AGREEMENT

This Website Development Agreement ("Agreement") is entered into and made effective as of June 1, 2026 ("Effective Date"), by and between:

Rich-Star Smart Technology Co.,Limited with address at Flat/Room 1802, Beverly House, 93-107 Lockhart Road, Wan Chai, Hong Kong ("Contractor"),

and

Talyxor Corporation, a corporation organized and existing under the laws of the State of Wyoming, with its mailing address at 1309 Coffeen Avenue STE 1200 Sheridan, Wyoming 82801 ("Client").

Client and Contractor may each be referred to as a "Party" and collectively as the "Parties."

1. PURPOSE OF AGREEMENT

The purpose of this Agreement is to establish the terms and conditions under which Contractor shall provide website development services for Client, including project planning, website design, development, programming, configuration, testing, deployment, and initial post-launch support, as further described herein and in Exhibit A — Project Development Cost Calculation, attached hereto and incorporated into this Agreement by reference. For purposes of this Agreement, the term "Deliverables" means the completed website, website design, source code, custom-developed functionality, configurations, integrations, documentation, and other work product specifically created by Contractor and delivered to Client under this Agreement and Exhibit A.

2. SCOPE OF SERVICES

Contractor shall provide website development services in accordance with the project stages and scope of work described in Exhibit A — Project Development Cost Calculation. The services shall include, but are not limited to:

  Website planning and technical preparation;
  UI/UX design and prototype development;
  Front-end website development;
  Back-end development and CMS integration;
  Testing, optimization, and deployment;
  Initial post-launch technical support and adjustments.

The detailed description of each development stage, scope of work, and related costs is set forth in Exhibit A. Any services outside the scope described in this Agreement and Exhibit A shall require prior written approval by the Parties and may be subject to additional fees.

3. PROJECT TIMELINE

The Parties agree to the following project schedule:

Agreement Effective Date: June 1, 2026

Development Completion Date: June 23, 2026

Following completion of development, Client shall have three (3) business days to review and test the Deliverables ("Testing Period").

During the Testing Period, Client shall notify Contractor in writing of any material defects preventing the website from substantially operating in accordance with the agreed specifications.

If Client does not provide written notice of material defects within the Testing Period, the website and Deliverables shall be deemed accepted by Client.

4. FEES AND PAYMENT TERMS

The total amount payable under this Agreement is: USD $24,000 (Twenty-Four Thousand United States Dollars). The payment schedule shall be as follows:

4.1 First Milestone Payment

Payment for the following project stages:

▪	Stage 1 — Discovery & Project Planning;
▪	Stage 2 — UI/UX Design & Prototype Development.

Total amount: USD $8,000; Due date: June 30, 2026.

4.2 Final Payment

Payment for the remaining project stages:

▪	Stage 3 — Front-End Development;
▪	Stage 4 — Back-End Development & CMS Integration;
▪	Stage 5 — Testing, Optimization & Deployment;
▪	Stage 6 — Post-Launch Support & Final Adjustments.

Total amount: USD $16,000; Due date: August 14, 2026.

5. PAYMENT BY THIRD PARTIES

The Parties acknowledge and agree that payments under this Agreement may be made:

(a) directly by Client; or

(b) by any third party designated by Client to make payment on Client's behalf.

Any payment made by such third party shall be deemed a valid payment made on behalf of Client. Client shall remain responsible for ensuring that Contractor receives the full amount due under this Agreement.

6. ACCEPTANCE OF DELIVERABLES

Upon completion of the website development, Contractor shall provide Client access to the Deliverables for review. Client shall evaluate the Deliverables during the Testing Period.

Acceptance shall occur upon the earlier of:

(a) written confirmation of acceptance by Client;

(b) Client's failure to provide written notice of material defects during the Testing Period; or

(c) Client's commercial use, publication, or public release of the website.

7. INTELLECTUAL PROPERTY RIGHTS

Upon acceptance of the Deliverables by Client pursuant to Section 6 and payment of the First Milestone Payment of USD $8,000, Contractor grants Client a non-exclusive, worldwide, royalty-free, non-transferable license to use, operate, test, publicly display, and commercially use the Deliverables solely for Client's business purposes pending Contractor's receipt of the Final Payment.

Upon Contractor's receipt of the Final Payment of USD $16,000, all right, title, and interest in and to the Deliverables, including all associated intellectual property rights, shall transfer and be assigned to Client.

If Client fails to make the Final Payment by the due date specified in Section 4.2, Contractor may immediately terminate the license granted under this Section upon written notice, and Client shall promptly cease any further use, operation, publication, or commercial exploitation of the Deliverables until payment is made in full.

8. CONFIDENTIALITY

Each Party agrees to maintain confidentiality of all non-public information received from the other Party in connection with this Agreement.

Neither Party shall disclose confidential information to any third party without prior written consent, except where disclosure is required by law.

9. WARRANTIES

Contractor represents that:

(a) it has the authority to enter into this Agreement;

(b) the Services shall be performed in a professional manner consistent with generally accepted industry standards;

(c) to the best of Contractor's knowledge, the Deliverables created specifically under this Agreement will not knowingly infringe third-party intellectual property rights.

10. LIMITATION OF LIABILITY

Neither Party shall be liable for indirect, incidental, special, consequential, or punitive damages arising out of this Agreement.

Contractor's total liability under this Agreement shall not exceed the total amount actually paid by Client under this Agreement.

11. INDEPENDENT CONTRACTOR RELATIONSHIP

Contractor is an independent contractor.

Nothing contained in this Agreement shall be interpreted as creating an employment relationship, partnership, joint venture, or agency relationship between the Parties.

12. TERMINATION

Either Party may terminate this Agreement upon written notice if the other Party materially breaches its obligations and fails to cure such breach within ten (10) business days after receiving written notice specifying the breach.

Termination shall not affect any payment obligations accrued prior to the effective date of termination.

Upon termination, Client shall pay Contractor for all Services and project stages completed, and for all work in progress performed up to the effective date of termination, in accordance with Exhibit A.

If the Deliverables have been accepted by Client pursuant to Section 6 or have been placed into commercial or public use by Client prior to termination, Client's obligation to pay any remaining unpaid balance under this Agreement shall survive termination.

13. GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of Wyoming, without regard to its conflict of laws principles.

14. ENTIRE AGREEMENT

This Agreement constitutes the entire understanding between the Parties regarding the subject matter herein and supersedes all prior discussions, negotiations, or agreements. Any amendment or modification must be made in writing and signed by both Parties.

SIGNATURES

CONTRACTOR Rich-Star Smart Technology Co.,Limited By: /s/ Song Jiangchao Name: Song Jiangchao Title: Director Date: June 1, 2026	CLIENT Talyxor Corporation By: /s/ Yesica Carvajal Caicedo Name: Yesica Carvajal Caicedo Title: Director Date: June 1, 2026

EXHIBIT A - PROJECT DEVELOPMENT COST CALCULATION

The Parties acknowledge and agree that the following project development stages, scope of work, and costs represent the agreed calculation of the total development fee under this Agreement.

Stage	Description	Scope of Work	Cost (USD)
Stage 1 — Discovery & Project Planning	Analysis of requirements and project preparation	Business requirements analysis, technical specification, sitemap structure, user flow planning, project architecture	$3,000
Stage 2 — UI/UX Design & Prototype Development	Design creation and prototype development	UI/UX design, responsive layouts, homepage concept, internal page design, interactive prototype	$5,000
Stage 3 — Front-End Development	Development of the client-side website interface	HTML/CSS/JS development, responsive implementation, animations, browser compatibility, frontend optimization	$6,000
Stage 4 — Back-End Development & CMS Integration	Server-side development and content management setup	Database setup, CMS integration, admin panel configuration, backend functionality, API integration support	$5,000
Stage 5 — Testing, Optimization & Deployment	Quality assurance and website launch	Functional testing, security checks, performance optimization, mobile testing, deployment to production environment	$3,000
Stage 6 — Post-Launch Support & Final Adjustments	Initial technical support after launch	Bug fixes, minor improvements, technical adjustments during initial operation period	$2,000
TOTAL DEVELOPMENT COST			$24,000

CONTRACTOR Rich-Star Smart Technology Co.,Limited By: /s/ Song Jiangchao Name: Song Jiangchao Title: Director Date: June 1, 2026	CLIENT Talyxor Corporation By: /s/ Yesica Carvajal Caicedo Name: Yesica Carvajal Caicedo Title: Director Date: June 1, 2026